Exhibit 10.5

AMENDED AND RESTATED AFFILIATION AGREEMENT
BY AND
BETWEEN
SOL HOLDING, LLC
AND
SUNPOWER CORPORATION

- i -

AMENDED AND RESTATED AFFILIATION AGREEMENT
This Amended and Restated Affiliation Agreement (hereinafter the “Agreement”) is made as of February 14, 2024 (the “Effective Date”), by and between Sol Holding, LLC, a Delaware limited liability company (“Investor”), and SunPower Corporation, a Delaware corporation (the “Company”).
A.    On April 28, 2011, in connection with the cash tender offer by Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (now known as TotalEnergies Solar INTL SAS, “TotalEnergies”), to acquire 60% of the Company’s then outstanding shares of Class A common stock, TotalEnergies and the Company entered into an affiliation agreement (the “Original Agreement”) governing the relationship between the Company and TotalEnergies and its affiliates. The Original Agreement was amended on each of June 7, 2011, December 23, 2011, February 28, 2012, August 10, 2012, April 19, 2021, and October 29, 2021.
B.    On September 12, 2022, TotalEnergies and its affiliate, TotalEnergies Gaz & Electricité Holdings SAS, formerly known as Total Gaz Electricité Holdings France SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Total Gaz”), contributed all of their Company Common Stock (as defined below) to the Investor and subsequently sold fifty percent (50%) less one unit of the equity interests of the Investor to GIP III Sol Acquisition, LLC (“GIP”).
C.    On February 14, 2024, TotalEnergies, Total Gaz, the Investor and the Company entered into that Novation Agreement pursuant to which the Investor assumed by way of novation all of the liabilities, duties, and obligations of Total (as defined in the Novation Agreement) under and in respect of the Original Agreement.
D.    Investor and the Company wish to amend and restate the Original Agreement to reflect the novation and to make certain other amendments and modifications as set forth in this Agreement.
NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I

DEFINITIONS
For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:
“13D Group” shall mean any group of Persons formed for the purpose of acquiring, holding, voting, disposing of or beneficially owning Voting Stock, which group of Persons would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) or a Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than five percent (5%) of any class of Voting Stock then outstanding.
“Affiliate” shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act.
“Agreement” shall have the meaning set forth in the Preamble.
“Applicable Right to Maintain Percentage” shall mean (including in the Beneficial Ownership of the Investor Group all Voting Stock and Convertible Securities for which the applicable Grace Period, if any, has not expired) as of the time that is immediately prior to the applicable issuance of New Securities, the aggregate percentage of the Voting Stock that is Beneficially Owned by the Investor Group.
“Applicable Standstill Limit” shall mean seventy percent (70%) of the lower of (i) the then outstanding Voting Stock or (ii) the then outstanding Total Current Voting Power of the Company then in effect.

“Asset Acquisition Value” shall mean the aggregate net present value of the consideration paid or to be paid by the Company or a Company Controlled Corporation to acquire or otherwise obtain ownership or exclusive use of a business, property or assets of a Person or Persons.
“Asset Disposition Value” shall mean the aggregate net present value of the consideration received or to be received by the Company or a Company Controlled Corporation for property or assets being sold or otherwise disposed of in order to provide a Person or Persons.
“beneficially owning” or “beneficial owned” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.
“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided that, for purposes of this definition, (i) any Convertible Securities which have not yet been converted, exchanged or exercised to acquire Voting Stock of the Company shall not be deemed to be Beneficially Owned or outstanding (whether or not owned by members of the Investor Group), and (ii) Exempt Acquiror Shares shall not be deemed to be Beneficially Owned by any member of the Investor Group.
“Board Observers” shall have the meaning set forth in Section 3.4.
“Business Acquisition Transaction” shall have the meaning set forth in Section 3.1(c).
“Business Day” shall mean any day, other than Saturday, Sunday or any day which is a legal holiday under the laws of the State of California or State of New York or is a day on which banking institutions in the State of California or State of New York are authorized or required by law or other governmental action to close.
“Change in Control of the Company” shall mean any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party (but to which no member of the Investor Group is a party) if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction have aggregate beneficial ownership of voting securities representing less than fifty percent (50%) of the Total Current Voting Power of the surviving corporation following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any Person or 13D Group (which is not and does not include any member of the Investor Group or any Person or 13D Group which is permitted to file a statement on a Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act) of direct or indirect Beneficial Ownership of fifty percent (50%) or more of the Total Current Voting Power of the Company then in effect; (iii) a sale of all or substantially all the assets of the Company to a third party (which is not and does not include any member of the Investor Group); (iv) a liquidation or dissolution of the Company; or (v) during any period of two consecutive years, individuals who at the beginning of such two year period constituted members of the Company Board (together with any new members of the Company Board whose appointment to office or whose nomination for election by the stockholders of the Company was (A) approved by a vote of a majority of the Company Board then still in office who were either members of the Company Board at the beginning of such period or whose appointment or nomination for election was previously so approved or (B) otherwise effected pursuant to the terms of Article III) cease for any reason to constitute a majority of the members of the Company Board then in office.
“Company” shall have the meaning set forth in the Preamble.
“Company Acquisition Issuance Notice” shall have the meaning set forth in Section 3.1(c).
“Company Board” shall mean the Board of Directors of the Company.
“Company Common Stock” shall mean shares of the common stock, par value $0.001 per share, of the Company.
“Company Consolidation Package” shall have the meaning set forth in Section 5.1.
“Company Controlled Corporation” shall mean a Subsidiary of the Company.

“Company Equity Plan” shall mean any option or other equity benefit plan of the Company.
“Company Financing Issuance Notice” shall have the meaning set forth in Section 3.1(b)(ii).
“Company Other Issuance” shall have the meaning set forth in Section 3.1(d).
“Company Other Issuances Notice” shall have the meaning set forth in Section 3.1(d).
“Consolidated EBITDA” shall have the meaning set forth in the First Lien Credit Agreement, and upon termination of the First Lien Credit Agreement, if applicable, shall have the meaning as set forth in the First Lien Credit Agreement immediately prior to such termination.
“Convertible Securities” shall mean any securities of the Company which are or by their terms will be convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock of the Company whether or not then in the money.
“DGCL” shall mean the Delaware General Corporation Law.
“Direct Purchase Securities” shall have the meaning set forth in Section 3.1(b)(iii).
“Disinterested Board Approval” shall mean the affirmative vote or written consent of a majority of the Disinterested Directors, duly obtained in accordance with the applicable provisions of the Company’s bylaws and applicable law.
“Disinterested Director” shall mean any member of the Company Board who is (i) an “independent director” within the meaning of Rule 5605(a)(2) of the listing standards of the Nasdaq and (ii) not an Investor Director.
“Disinterested Stockholder” shall mean any stockholder of the Company who is not: (i) a member of the Investor Group or (ii) an executive officer or director of the Company or a Company Controlled Corporation.
“Effective Date” shall have the meaning set forth in the Preamble.
“Excess Directors” shall have the meaning set forth in Section 3.2(b).
“Excess Repurchase Notice” shall have the meaning set forth in Section 2.2(b)(i).
“Excess Shares” shall have the meaning set forth in Section 2.2(a)(i).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Debt Incurrence” shall mean (i) the First Lien Credit Agreement and any Indebtedness permitted to be incurred thereunder and (ii) the Second Lien Credit Agreement and any Indebtedness permitted to be incurred thereunder.
“Exempt Acquiror Shares” shall have the meaning set forth in Section 2.1(a)(x).
“Exempt Excess Converted Shares” shall have the meaning set forth in Section 2.2(a)(ii).
“Exempt Excess Shares” shall have the meaning set forth in Section 2.2(a)(iii).
“Fair Market Value” shall mean, with respect to the securities of any Person as of any date of determination, the average of the closing sale prices of such securities of such Person during the twenty (20) trading days immediately preceding such date of determination on the principal U.S. or foreign securities exchange on which such securities of such Person is listed or, if such securities are not listed or primarily traded on any such exchange, the average of the closing sale prices or, in the absence of a closing sale price, the closing bid quotations, of such security during the twenty (20) trading day period preceding such date of determination on any quotation system then in use; provided that, all such closing sales prices or, in the absence of a closing sale price, closing bid quotations, shall be appropriately adjusted to take into account the effect of any dividends, stock splits, recapitalization, spin-offs or similar transactions that affect such closing sale prices or bid quotations during such twenty (20) trading day period.
“Family Transfer” shall have the meaning set forth in Section 2.3(a).
“Family Transferee” shall have the meaning set forth in Section 2.3(a).
“Financing Transaction” shall have the meaning set forth in Section 3.1(b)(i).
“First Lien Credit Agreement” shall mean the Credit Agreement, dated as of September 12, 2022, among the Company, as Borrower, certain of the Company’s Subsidiaries party thereto, as Subsidiary Guarantors, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer, the lenders party thereto, and BofA Securities, Inc. and BMO Bank N.A. as Joint Lead Arrangers and Joint Bookrunners, as it may be amended, restated, amended and restated, supplemented, or modified from time to time.
“GAAP” shall mean generally accepted accounting principles in the United States as consistently applied by the relevant Person, except as required by changes in GAAP.
“GIP” shall have the meaning set forth in the Recitals.
“GIP Controlled Corporation” shall mean a Subsidiary of GIP, other than the Company or any Company Controlled Corporation.
“Grace Period” shall mean with respect to any Voting Stock or Convertible Securities that are subject to an Investor Maintenance Notice, the earlier of (a) 11:59 p.m. California time on the nine (9) month anniversary of the delivery of the applicable Investor Financing Issuance Notice, Company Financing Issuance Notice, Company Acquisition Issuance Notice or Company Other Issuances Notice, and (b) with respect to the number of shares of Voting Stock or Convertible Securities that are reduced by the delivery by Investor of a revised Investor Financing Issuance Notice stating a determination to acquire a lesser number of, or no, shares of Voting Stock or Convertible Securities, the date of delivery of such revised Investor Financing Issuance Notice (provided that the Grace Period set forth in the foregoing clause (a) shall continue to apply to the shares of Voting Stock and Convertible Securities that continue to be subject to such revised Investor Financing Issuance Notice).
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Indebtedness” shall have the meaning set forth in the First Lien Credit Agreement.
“Investor” shall have the meaning set forth in the Preamble.
“Investor Director” shall mean a member of the Company Board who (a) is or has been designated for such position by Investor in accordance with Section 3.2, (b) is an officer or employee of TotalEnergies SE or any TotalEnergies SE Controlled Corporation, or (c) is an officer or employee of GIP or any GIP Controlled Corporation.
“Investor Financing Issuance Notice” shall have the meaning set forth in Section 3.1(b)(iii).
“Investor Group” shall mean each of (i) Investor and any Affiliate of Investor, (ii) TotalEnergies SE and any Affiliate of TotalEnergies SE, (iii) GIP and any Affiliate of GIP, (iv) any Family Transferee that acquired securities of the Company in a Family Transfer pursuant to Section 2.3(a), and (v) any 13D Group of which any of the foregoing is a member or any member(s) of any 13D Group of which any of the foregoing is a member; provided, however, that none of the Company nor any Company Controlled Corporation nor any Disinterested Director of the Company shall be deemed to be a member of the Investor Group.
“Investor Maintenance Notice” shall mean, collectively, an Investor Financing Issuance Notice, a Company Financing Issuance Notice, Company Acquisition Issuance Notice and Company Other Issuances Notice.

“Investor Merger” shall mean a statutory merger under applicable law providing for the acquisition by the Investor Group of one hundred percent (100%) of the Total Current Voting Power of the Company then in effect, which is conditioned (which condition may not be waived) on a majority of the shares of the Voting Stock that is held by Disinterested Stockholders being voted in favor of such merger.
“Investor Stockholder Approval” shall mean the affirmative vote or written consent of Investor.
“Investor Stockholder Approval Period” shall have the meaning set forth in Section 4.2.
“Investor Tender Offer” shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by any combination of members of the Investor Group to purchase or exchange for cash or other consideration Voting Stock and which consists of an offer to acquire one hundred percent (100%) of the Total Current Voting Power of the Company then in effect (other than shares of Voting Stock owned by the Investor Group) and is conditioned (which conditions may not be waived) on (i) a majority of the shares of the Voting Stock that is held by Disinterested Stockholders being tendered and not withdrawn with respect to such offer and (ii) at least ninety percent (90%) of the Total Current Voting Power of the Company then in effect being owned by the Investor Group upon completion of the tender offer, and which is accompanied by an irrevocable, unwaivable commitment by the offeror(s), subject to such ninety percent (90%) condition being met, to promptly acquire in a merger any shares of Voting Stock not purchased in such offer, to the extent any shares are purchased in such offer, for the same amount and form of consideration per share offered in such Investor Tender Offer, and the effectuation of a Short Form Merger promptly thereafter.
“Nasdaq” shall mean The Nasdaq Stock Market, LLC.
“New Securities” shall mean an issuance by the Company of Voting Stock or Convertible Securities, excluding (i) any such issuance upon exercise, conversion or exchange of any Convertible Security convertible into or exercisable or exchangeable for Voting Stock outstanding at the effective date of the Original Agreement, (ii) securities issued pursuant to the exercise by Investor of its rights pursuant to Section 3.1(b) and, to the extent the securities purchased by Investor upon exercise of its rights pursuant to Section 3.1(b) are Convertible Securities, any such issuance upon exercise, conversion or exchange of such Convertible Securities, (iii) Convertible Securities issued or granted pursuant to any Company Equity Plan, as distinguished from the issuance of Voting Stock upon the exercise, vesting or conversion of such Convertible Securities, which Voting Stock shall be considered New Securities as of such issuance, or (iv) the Second Lien Warrants or any such issuance upon exercise of the Second Lien Warrants.
“Outstanding Gross Debt” shall mean all outstanding Indebtedness of the Company.
“Ownership Notice” shall have the meaning set forth in Section 2.2(b).
“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.
“Purchase Price” shall have the meaning set forth in Section 3.1(b)(i).
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Second Lien Credit Agreement” shall mean the Second Lien Credit Agreement, dated as of February 14, 2024, by and among the Company, certain subsidiaries of the Company party thereto as guarantors, Investor, GLAS USA LLC, as administrative agent, and GLAS Americas LLC, as collateral agent.
“Second Lien Warrants” shall mean the warrants to purchase up to an aggregate of 75,154,752 shares of Company Common Stock issued or to be issued by the Company to the Investor in connection with the Second Lien Credit Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.

“Short Form Merger” shall mean a merger effected pursuant to Section 253 of the DGCL.
“Standstill Period” shall mean the period beginning on the effective date of the Original Agreement and ending on the earlier to occur of: (i) a Change in Control of the Company; (ii) the first time that the Investor Group beneficially owns less than fifteen percent (15%) of the Total Current Voting Power of the Company then in effect; (iii) during the Investor Stockholder Approval Period, the Company or the Company Board takes any action specified in Section 4.2(b), (e), (g) or (h) without first obtaining Investor Stockholder Approval (unless such action is approved by a majority of the Investor Directors or the action specified in Section 4.2(b), (e) or (h) is cured within five (5) Business Days after written notice of such action is delivered by Investor to the Company, unless such action is of a type that the consequence of taking such action cannot be cured, in which case no notice or cure period shall be required); (iv) following the expiration of the Investor Stockholder Approval Period, the commencement of a Third Party Tender Offer; provided, however, that upon a Standstill Reinstatement Event, the commencement of such Third Party Tender Offer shall be deemed not to have occurred, the Standstill Period shall be deemed to be reinstated and any Excess Shares, Exempt Excess Shares and Exempt Excess Converted Shares shall be subject to the provisions of Section 2.2(a); and (v) the termination of this Agreement pursuant to its terms.
“Standstill Reinstatement Event” shall mean the occurrence of either of the following during the Standstill Period: (i) withdrawal or termination of a Third Party Tender Offer at any time during which an Investor Tender Offer is not then pending or (ii) withdrawal, termination or material alteration of an Investor Tender Offer following the initiation of a Third Party Tender Offer other than an increase in price or an extension thereof.
“Subsidiary” of any Person shall mean (i) a corporation at least fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member, hold the right to appoint a majority of the board of managers or, if member managed, have the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, hold at least fifty percent (50%) ownership and power to direct the policies, management and affairs thereof.
“Third Party Tender Offer” shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by a person or 13D Group (which is not made by and does not include any of the Company or any member of the Investor Group) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire at least fifty percent (50%) of the Total Current Voting Power of the Company then in effect.
“TotalEnergies” shall have the meaning set forth in the Recitals.
“TotalEnergies SE” shall mean TotalEnergies SE, a société européenne organized under the laws of the Republic of France (formerly known as Total S.A.), the ultimate parent of TotalEnergies and Total Gaz.
“TotalEnergies SE Controlled Corporation” shall mean a Subsidiary of TotalEnergies SE, other than the Company or any Company Controlled Corporation.
“Total Current Voting Power” shall mean, with respect to any corporation or entity, the total number of votes which may be cast in the election of members of the board of directors or similar governing body if all securities entitled to vote in the election of such directors are present and voted.
“Total Gaz” shall have the meaning set forth in the Recitals.

“Total Outstanding Company Equity” shall mean the total number of shares of Company capital stock outstanding on a fully diluted basis, assuming the conversion, exchange or exercise of all outstanding securities, whether vested or unvested, convertible, exchangeable or exercisable into or for shares of Company capital stock.
“Transfer” shall mean the direct or indirect assignment, sale, transfer, pledge, or granting of any option, right or warrant to purchase or otherwise dispose of, any Voting Stock or Convertible Securities of the Company.
“Voting Stock” shall mean shares of Company Common Stock and any other securities of the Company having the power to vote in the election of members of the Company Board.
ARTICLE II

INVESTOR STANDSTILL AND CERTAIN TRANSFER OBLIGATIONS
2.1    Investor Standstill Obligations.
(a)    Subject to Section 2.2 and notwithstanding anything to the contrary contained herein, during the Standstill Period, no member of the Investor Group shall:
(i)    effect or seek, offer or agree to effect, or announce any intention to effect or cause or participate in or seek, offer or agree to effect or participate in any transaction that would result in the Investor Group Beneficially Owning Voting Stock in excess of the Applicable Standstill Limit;
(ii)    take any action which would or would reasonably be expected to require the Company to make a public announcement regarding the matters set forth in (i) above;
(iii)    request that the Company or the Disinterested Directors, or officers or employees of the Company, directly or indirectly, amend or waive any of the provisions of this Section 2.1; or
(iv)    enter into any discussions or arrangements with any third party with respect to any of the foregoing;
provided that, notwithstanding the foregoing, nothing in this Agreement shall prohibit any member of the Investor Group from:
(w)    exercising the Second Lien Warrants;
(x)    consummating a merger, business combination, reorganization, capital stock exchange, sale of all or substantially all assets to one or more entities that, prior to the consummation of such transaction, beneficially owned Company Common Stock or Convertible Securities; provided, that, for all purposes of this Agreement, when determining the Voting Stock Beneficially Owned by the Investor Group, such calculation shall not take into account any shares of Company Common Stock or Convertible Securities beneficially owned by the acquiror before such transaction is consummated or any additional shares of Company Common Stock or Convertible Securities purchased by such acquiror or its Affiliates (other than the member(s) of the Investor Group) after such transaction (such securities, the “Exempt Acquiror Shares”); provided further that, notwithstanding the foregoing proviso, the Investor may elect in its sole discretion to have the Exempt Acquiror Shares be deemed Beneficially Owned by the Investor Group for all purposes under this Agreement by providing the Company with written notice of such election;
(y)    either (i) making and consummating an Investor Tender Offer or (ii) proposing and effecting an Investor Merger; provided that, no such Investor Tender Offer or Investor Merger shall be publicly proposed or effected unless (A) at least one hundred and twenty (120) days prior to commencing such Investor Tender Offer within the meaning of Rule 14d-2(a) of the rules and regulations promulgated under the Exchange Act or soliciting stockholder approval of such Investor Merger within the meaning of Rule 14a-2 of the rules and regulations under the Exchange Act, (1) Investor has provided written notice to the Company that it is prepared to commence negotiations with the Disinterested Directors regarding such Investor Tender Offer or Investor Merger and will make its designees reasonably available during normal business hours on reasonable advance notice to Investor from the Disinterested Directors for the purpose of engaging in such negotiations and (2) Investor has caused its designees to be so available for such negotiations during such one hundred twenty (120)-day period (it being understood that the Disinterested Directors shall have the authority to hire independent legal and financial advisors for such purposes, the fees and expenses of which will be borne by the Company), and (B) each member of the Investor Group has not made any coercive or retributive threats to members of the Company Board, the Disinterested Directors or stockholders of the Company in connection with such Investor Tender Offer or Investor Merger; provided that prior to asserting any breach by a member of the Investor Group of this Section 2.1(a)(y), the Company shall have, within five (5) Business Days of the occurrence of such breach, provided Investor with written notice of such breach and provided Investor with five (5) Business Days from the date of such notice to cure such breach (even if such cure period would extend beyond the one hundred and twenty (120) day period contemplated by subclause (A) of this Section 2.1(a)(y)), which breach, if cured within such five (5) Business Days, shall be deemed to have never occurred; or
(z)    making any public disclosure regarding (w), (x) or (y) above that is required by applicable law in connection with actions taken in compliance with the terms of (w), (x) or (y) above.
(b)    Investor shall notify the Company of, and publicly announce, the acquisition of Beneficial Ownership of Voting Stock or Convertible Securities by a member of the Investor Group within two (2) Business Days after becoming aware of such acquisition by any other member of the Investor Group; provided that such notice shall be deemed to have been made for purposes of this Section 2.1(b) by virtue of the filing of a Form 4, Form 5 or Schedule 13D, or one or more amendments thereto, within such two (2) Business Day period with the SEC that discloses such acquisition; provided further that the Investor shall not be required to notify the Company of the acquisition of the Second Lien Warrants and that notice of the exercise of the Second Lien Warrants shall be deemed to have been made for purposes of this Section 2.1(b) by delivery of any notice required pursuant to the terms of the Second Lien Warrants.
(c)    Without first obtaining Disinterested Board Approval, no member of the Investor Group shall (i) make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies with respect to any Voting Stock relating to the election of directors of the Company; provided that no member of the Investor Group shall be deemed to be a participant in any “solicitation” merely by reason of the membership of the Investor Directors on the Company Board pursuant to the terms of this Agreement, or (ii) deposit any Voting Stock in a voting trust or, subject any Voting Stock to any arrangement or agreement with any third party outside the Investor Group with respect to the voting of such Voting Stock.
2.2    Exception to Certain Standstill Obligations.
(a)    No member of the Investor Group shall be deemed to have violated the obligations applicable to the Investor Group under Section 2.1(a):
(i)    Subject to Sections 2.2(a)(ii) and 2.2(a)(iii), if the members of the Investor Group Beneficially Own shares of Voting Stock constituting a percentage of the Voting Stock then outstanding that is in excess of the Applicable Standstill Limit (any such shares, “Excess Shares”), inadvertently and without knowledge that the transaction in which the Investor Group acquired Beneficial Ownership of such Excess Shares would cause the Investor Group to Beneficially Own Voting Stock constituting a percentage of the Voting Stock then outstanding that is greater than the Applicable Standstill Limit (it being understood that the Investor Group shall be deemed to have knowledge of the reports provided to Investor by the Company pursuant to Section 3.1(e)(vi)), so long as (A) Investor provides prompt written notice of the acquisition of such Excess Shares to the Company, (B) the Investor Group disposes of such Excess Shares pursuant to and in accordance with Section 2.2(b) and (C) the Investor Group causes such Excess Shares to be voted in accordance with the provisions of Section 2.2(c);
(ii)    To the extent that the members of the Investor Group Beneficially Own shares of Voting Stock resulting from (x) the conversion into Voting Stock of Convertible Securities that were acquired directly from the Company pursuant to Section 3.1 by a member of the Investor Group or

(y) the exercise of Second Lien Warrants, and in each case such conversion or exercise causes the Investor Group to Beneficially Own shares of Voting Stock constituting a percentage of the Voting Stock then outstanding that is in excess of the Applicable Standstill Limit (such shares Beneficially Owned by the Investor Group that are greater than the Applicable Standstill Limit, the “Exempt Excess Converted Shares”), so long as (A) Investor provides prompt written notice of the acquisition of such Exempt Excess Converted Shares to the Company, and (B) the Investor Group causes such Exempt Excess Converted Shares to be voted in accordance with the provisions of Section 2.2(c); and
(iii)    To the extent that Excess Shares result solely from any increase in the aggregate percentage of Beneficial Ownership of Voting Stock held by the Investor Group that results from: (i) a recapitalization of the Company, a repurchase of securities by the Company or other actions taken by the Company or any Company Controlled Corporation (which recapitalization, repurchase or other actions shall have received Disinterested Board Approval, if a majority of the members of the Company Board are then Investor Directors) that have the effect of reducing the number of shares of Voting Stock then outstanding; or (ii) the rights specified in any “poison pill” share purchase rights plan of the Company having separated from the Company Common Stock and a member of the Investor Group having exercised such rights (such Excess Shares resulting from the circumstances described in this Section 2.2(a)(iii), the “Exempt Excess Shares”).
(b)    In the event that Investor becomes aware that the members of the Investor Group Beneficially Own Excess Shares (that are not Exempt Acquiror Shares, Exempt Excess Shares or Exempt Excess Converted Shares), Investor will provide prompt written notice to the Company of the number of such Excess Shares (that are not Exempt Acquiror Shares, Exempt Excess Shares or Exempt Excess Converted Shares). In the event that the Company becomes aware that members of the Investor Group Beneficially Own Excess Shares (that are not Exempt Acquiror Shares, Exempt Excess Shares or Exempt Excess Converted Shares), the Company will promptly provide written notice to Investor. Following delivery of notice by Investor to the Company or by the Company to Investor pursuant to the foregoing two sentences (the “Ownership Notice”), Investor shall, and shall cause members of the Investor Group to, as soon as reasonably practicable (but not in a manner that would require a member of the Investor Group to (A) incur liability under Section 16(b) of the Exchange Act or (B) Transfer to a Person other than the Company during a period in which such member of the Investor Group is in possession of material nonpublic information relating to the Company) either:
(i)    sell all or any portion of the Excess Shares (other than Exempt Acquiror Shares, Exempt Excess Shares and Exempt Excess Converted Shares) to the Company, provided that it receives from the Company an irrevocable election to purchase any portion of such shares within thirty (30) days after the delivery of the Ownership Notice (the “Excess Repurchase Notice”), at the Fair Market Value of the Company Common Stock on the day prior to the date of the Ownership Notice; or
(ii)    if no such Excess Repurchase Notice is received from the Company, or such Excess Repurchase Notice does not apply to all of such Excess Shares, sell such shares through open market sales, or privately negotiated sales to Disinterested Stockholders, within sixty (60) days of the delivery of the Ownership Notice; in each case to cause the number of shares of Voting Stock Beneficially Owned by the Investor Group to no longer exceed a percentage of the Voting Stock then outstanding that is greater than the Applicable Standstill Limit (excluding, for purposes of determining both the number of shares of Voting Stock Beneficially Owned by the Investor Group and the number of shares of Voting Stock outstanding, any Exempt Acquiror Shares, Exempt Excess Shares or Exempt Excess Converted Shares).
(c)    If, as of the record date for determining the stockholders of the Company entitled to vote at any annual or special meeting of stockholders of the Company (however noticed or called), the Investor Group holds any Excess Shares or Exempt Excess Converted Shares (in either case that are not Exempt Acquiror Shares or Exempt Excess Shares), then at each such meeting the Investor Group will vote all such shares, or cause all such shares to be voted, in a manner that is in direct proportion to the manner in which Disinterested Stockholders vote (including, for this purpose, any abstentions and “withhold” votes) on each matter, resolution, action or proposal that is submitted to the stockholders of the Company. With respect to any meeting of stockholders of the Company (however noticed or called), the number of Excess Shares and Exempt Excess Converted Shares (in either case that are not Exempt Acquiror Shares or Exempt Excess Shares), if any, will be determined by the Company as promptly as practicable following the record date established for determining the stockholders of the Company entitled to vote at such meeting. From time to time before the scheduled date for any such meeting at the request of any member of the Investor Group, the Company shall inform the Investor Group of the voting tabulations (including, for this purpose, all votes “for” or “against” and all “abstentions” and “withhold” votes) for such meeting (it being understood and agreed by the parties that the Company shall request the proxy solicitation firm engaged by it, if any, in connection with such meeting to provide such tabulations directly to the Investor Group from time to time as such tabulations are provided to the Company) for the purpose of facilitating the Investor Group’s agreement to vote the Excess Shares and Exempt Excess Converted Shares (in either case that are not Exempt Acquiror Shares or Exempt Excess Shares) in accordance with the requirements of this Section 2.2(c); provided, however, that the failure of the Company to obtain, or the Investor Group to receive, voting tabulations on a daily basis pursuant to this Section 2.2(c) shall not relieve the Investor Group of its obligation to vote any such shares as provided in this Section 2.2(c). For so long as the Applicable Standstill Limit is applicable to the Investor Group, the Investor Group shall not take any action (or omit to take any action), or enter into any transaction, contract, agreement, arrangement, plan, commitment or understanding with any Person or 13D Group, to vote, give instructions with respect to or grant a proxy or proxies in any manner inconsistent with the provisions of this Section 2.2(c).
2.3    Investor’s Transfer of Control.
(a)    Any Transfer by Investor or a member of the Investor Group to (x) a member of the Investor Group, (y) GIP or a GIP Controlled Corporation, or (z) TotalEnergies SE or a TotalEnergies SE Controlled Corporation (each, a “Family Transferee” and such transfer a “Family Transfer”) shall be conditioned upon the Family Transferee becoming a party to this Agreement and in so doing, agreeing with the Company to hold the shares of Voting Stock or Convertible Securities received pursuant to such Family Transfer subject to all of the provisions of this Agreement, and such Family Transferee agreeing to transfer, and Investor agreeing to cause such Family Transferee to transfer ownership of such shares of Voting Stock and/or Convertible Securities to Investor or another Family Transferee if it ceases to be a Family Transferee. Any attempted Transfer by Investor to a Family Transferee which is not in compliance with this Section 2.3(a) shall be null and void. Upon a Family Transfer by Investor of all of the Voting Stock then owned by it to a Family Transferee, such Family Transferee shall acquire and be entitled to exercise all of the rights and shall be subject to all of the obligations, of Investor pursuant to this Agreement and Investor shall no longer be entitled to exercise the rights ascribed to Investor in this Agreement.
(b)    No transferee of shares of Voting Stock or Convertible Securities sold, transferred or otherwise disposed of by Investor or a Family Transferee shall be bound (other than a Family Transferee after a Family Transfer in accordance with the provisions of Section 2.3(a)) by the terms of this Agreement, nor shall such transferee be entitled, in any manner whatsoever, to any rights afforded Investor under this Agreement (other than a Family Transferee after a Family Transfer in accordance with the provisions of Section 2.3(a)).
ARTICLE III

INVESTOR RIGHTS TO MAINTAIN AND BOARD REPRESENTATION RIGHTS
3.1    Investor’s Rights to Maintain.
(a)    In General.
(i)    Subject to Section 2.1, and in addition to any other rights set forth in this Section 3.1, the Investor Group may directly or indirectly acquire, through open market purchases, privately negotiated purchases from Disinterested Stockholders or, subject to Section 4.1, purchases from the Company, securities of the Company that result in the Investor Group Beneficially Owning securities of the Company that constitute no more than the Applicable Standstill Limit.
(ii)    The parties affirm that the rights provided to the Investor Group under Section 3.1 of the Original Agreement have remained continuously in effect from the effective date of the Original Agreement through the Effective Date.

(iii)    The rights provided to the Investor Group under this Section 3.1 shall terminate and be of no further force or effect at all times after the first time that the Investor Group owns less than forty percent (40%) of the Total Current Voting Power of the Company then in effect (including if owning less than forty percent (40%) of the Total Current Voting Power of the Company then in effect results from a recapitalization of the Company, a repurchase of securities by the Company or other actions taken by the Company or any Company Controlled Corporation and regardless of whether there is a subsequent increase above forty percent (40%) in the aggregate percentage of the Total Current Voting Power of the Company then in effect that is held by the Investor Group), taking into account the Grace Period provisions of Section 3.1(f).
(b)    Financing Issuances.
(i)    If the Company proposes to issue New Securities primarily for cash consideration in a financing transaction (except in any transaction specifically described in Section 3.1(c)) and the effect of consummating such transaction would result in a reduction in the percentage interest of the Total Outstanding Company Equity held by the Investor Group (a “Financing Transaction”), Investor shall have the right to purchase for cash Investor’s Applicable Right to Maintain Percentage, or any part thereof, of the aggregate amount of such New Securities sold in such Financing Transaction at the same price per New Security at which such New Securities are sold in such Financing Transaction to the other ultimate investors (the “Purchase Price”), as further described in this Section 3.1(b).
(ii)    No less than seventeen (17) Business Days prior to the issuance and sale of any New Securities in a Financing Transaction, the Company shall notify Investor of the Company’s intention to make such issuance by written dated notice setting forth: (v) the proposed date of the closing of the Financing Transaction, (w) the number, type and material terms of New Securities to be sold in the Financing Transaction, (x) the calculation of Investor’s estimated Applicable Right to Maintain Percentage of the New Securities to be sold in the Financing Transaction (on the basis of information filed by members of the Investor Group with the SEC), (y) the closing price or in the absence of a closing price, the closing bid price, of the Company Common Stock on the prior trading day on the principal securities exchange on which the Company Common Stock is then trading and (z) the capitalization of the Company on an actual and pro forma basis after giving effect to the issuance of New Securities (the “Company Financing Issuance Notice”).
(iii)    At least two (2) Business Days prior to the proposed date of the closing of the Financing Transaction as set forth in the Company Financing Issuance Notice, Investor shall notify the Company by written dated notice (the “Investor Financing Issuance Notice”), stating the number of New Securities to be purchased by Investor in the Financing Transaction, which shall not exceed Investor’s Applicable Right to Maintain Percentage, (the “Direct Purchase Securities”). If Investor fails to deliver an Investor Financing Issuance Notice at least two (2) Business Days prior to the proposed date of the closing of the Financing Transaction as set forth in the Company Financing Issuance Notice, Investor shall be deemed to have elected not to acquire any Direct Purchase Securities; provided, however, that if the actual closing of such Financing Transaction does not occur within ten (10) Business Days following the proposed date of the closing set forth in, and on the terms and conditions in all material respects as set forth in, the Company Financing Issuance Notice, the Company shall be obligated to deliver a revised Company Financing Issuance Notice and Investor shall have ten (10) Business Days following the date of receipt of the revised Company Financing Issuance Notice to provide a new Investor Financing Issuance Notice, which revised Company Financing Issuance Notice and Investor Financing Issuance Notice shall supersede and replace any prior delivered Company Financing Issuance Notice and Investor Financing Issuance Notice, respectively, and shall otherwise be subject to the terms and processes set forth in this Section 3.1(b).
(iv)    If the Company issues and sells the New Securities in a Financing Transaction that was subject to a Company Financing Issuance Notice, then Investor shall be obligated to purchase the number of Direct Purchase Securities, if any, that are subject to the Investor Financing Issuance Notice delivered to the Company pursuant to Section 3.1(b)(iii) for the per share Purchase Price; provided, however, that if a preliminary “red herring” prospectus is filed in connection with such Financing Transaction and (A) the Fair Market Value of the Company Common Stock is, as of the close of the trading day on Nasdaq or other principal securities exchange on which the Company Common Stock is then trading, on the date three (3) trading days after such filing, fifteen percent (15%) greater than (B) the closing price (or in the absence of a closing price, the closing bid price) of the Company Common Stock on Nasdaq or such other principal securities exchange on which the Company Common Stock is traded on the day prior to the delivery of an Investor Financing Issuance Notice, Investor shall be under no obligation to purchase the Direct Purchase Securities. The closing of the Direct Purchase Securities, if any, shall take place contemporaneously with such Financing Transaction, subject to the provisions of Section 3.1(e).
(v)    Notwithstanding anything in this Section 3.1(b) to the contrary, in the event the Company issues New Securities that are Convertible Securities in a Financing Transaction:
(1)    If Investor purchases Direct Purchase Securities constituting one hundred percent (100%) of Investor’s Applicable Right to Maintain Percentage in such Financing Transaction, the Company shall not be obligated to subsequently deliver a Company Financing Issuance Notice relating to the issuance of New Securities that are Voting Stock that are issued upon conversion or exercise of the Convertible Securities that were purchased by the other purchasers in the Financing Transaction; and
(2)    If Investor purchases Direct Purchase Securities constituting less than one hundred percent (100%) of Investor’s Applicable Right to Maintain Percentage in such Financing Transaction, the Company shall only be obligated to subsequently deliver a Company Financing Issuance Notice pursuant to Section 3.1(d) relating to the issuance of New Securities that are Voting Stock that are issued upon conversion of the Convertible Securities that were purchased by the other purchasers in the Financing Transaction, and Investor shall have the right to acquire from the Company as additional Direct Purchase Securities, up to the number of shares of Voting Stock issuable upon conversion of the number of Direct Purchase Securities constituting, together with the other Direct Purchase Securities purchased, one hundred percent (100%) of Investor’s Applicable Right to Maintain Percentage that were not purchased by Investor. Within fifteen (15) Business Days after receipt by Investor of such Company Financing Issuance Notice, Investor shall notify the Company by written dated notice stating whether or not Investor has made a bona fide determination to acquire such additional Direct Purchase Securities.
(c)    Acquisition Issuances. No less than fifteen (15) Business Days after the issuance and sale of any New Securities in consideration for a business or assets of a business (a “Business Acquisition Transaction”), the Company shall notify Investor of the Company’s issuance by written dated notice setting forth: (x) the number, type and material terms of New Securities issued in such Business Acquisition Transaction, (y) a description of the material elements of the consideration therefor and (z) the capitalization of the Company after giving effect to the issuance of such New Securities and the calculation of Investor’s estimated Applicable Right to Maintain Percentage of such New Securities (on the basis of information filed by members of the Investor Group with the SEC) (a “Company Acquisition Issuance Notice”).
(d)    Other Issuances. If the Company issues any New Security that is not the subject of a Company Financing Issuance Notice or a Company Acquisition Issuance Notice (a “Company Other Issuance”), the Company shall provide Investor with written dated notice within (A) fifteen (15) Business Days after the date of such issuance, if such issuance is not pursuant to a Company Equity Plan and such issuance, together with all other Company Other Issuances since the end of the preceding fiscal quarter (other than issuances pursuant to a Company Equity Plan), aggregate to more than one percent (1%) of the Total Outstanding Company Equity, (B) fifteen (15) Business Days after the end of the fiscal quarter in which such issuance occurs if such issuance is not pursuant to a Company Equity Plan and such issuance, together with all other Company Other Issuances since the end of the preceding fiscal quarter (other than issuances pursuant to a Company Equity Plan), aggregate to one percent (1%) or less than the Total Outstanding Company Equity and (C) within fifteen (15) Business Days after the end of the fiscal quarter in which such issuance occurs if such issuance is pursuant to a Company Equity Plan or results from the exercise or exchange of a Convertible Security that was issued under a Company Equity Plan. The Company Other Issuances Notice shall set forth: (x) the number, type and material terms of New Securities (such number to be, with respect to New Securities issued pursuant to a Company Equity Plan, net of any New Securities returned to a Company Equity Plan during the applicable fiscal quarter), (y) the consideration paid to the Company therefor and the capitalization of the Company after giving effect to the issuance of such New Securities and (z) the calculation of Investor’s estimated Applicable

Right to Maintain Percentage of such New Securities (on the basis of information filed by members of the Investor Group with the SEC) (in either case, a “Company Other Issuances Notice”).
(e)    Financing Right to Maintain Closing; Other Matters.
(i)    Subject to subsection (iii) of this Section 3.1(e), the purchase and sale of any New Securities pursuant to Section 3.1(b) shall take place at the offices of the Company set forth in this Agreement at 10:00 a.m. on the later of the: (A) closing date specified in Section 3.1(b)(iv) or (B) the third (3rd) Business Day following the expiration or early termination of all waiting periods imposed on such purchase and sale by the HSR Act or any similar required non-U.S. regulatory scheme, or at such other time and place as the Company and Investor may agree. The Company and Investor shall use their reasonable best efforts to comply with the HSR Act or similar required non-U.S. regulatory scheme applicable to such purchase and sale of shares of New Securities under Section 3.1. The issuance of such shares shall be subject to compliance with the HSR Act or similar required non-U.S. regulatory scheme applicable to such purchase and sale of shares of New Securities under Section 3.1.
(ii)    Subject to subsection (iii) of this Section 3.1(e), the Company and Investor shall use their reasonable best efforts to comply with all federal and state laws and regulations and Nasdaq and stock exchange listing requirements applicable to any purchase and sale of shares of New Securities under Section 3.1. The issuance of such shares shall be subject to compliance with applicable laws and regulations and requirements of Nasdaq or any other applicable stock exchange.
(iii)    Except as otherwise specifically provided herein, upon receipt of the applicable Investor Financing Issuance Notice by the Company, Investor and the Company each shall be obligated, subject to the other terms and conditions of this Agreement, to consummate the purchase and sale of Direct Purchase Securities contemplated by Section 3.1(b), if any, and shall use their reasonable best efforts to secure any approvals required in connection therewith; provided that, notwithstanding anything to the contrary set forth in this Agreement, nothing in this Section 3.1(e) or elsewhere in this Agreement shall be deemed to require Investor or the Company or any Subsidiary thereof to litigate with any governmental entity or agree to any divesture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.
(iv)    Notwithstanding anything in this Section 3.1 to the contrary, if a purchase of Direct Purchase Securities by Investor is not able to be consummated at the same time as the purchase and sale to purchasers of New Securities in the Financing Transaction as a result of a legal or regulatory delay, such as a delay related to compliance with the HSR Act or any similar required non-U.S. regulatory scheme or to compliance with applicable laws and regulations and requirements of Nasdaq or any other applicable stock exchange, the applicable Grace Period relating to such New Securities shall be extended for the same period of time as such regulatory delay or until it is determined that the acquisition by the Investor Group of such securities is no longer legally permitted or feasible, and the Company shall be entitled to issue New Securities to third parties in advance of the issuance of Direct Purchase Securities to Investor.
(v)    Any shares of Voting Stock and Convertible Securities acquired by Investor under this Article III, and all of Investor’s rights to maintain under Section 3.1, shall be subject to all restrictions and obligations on the Investor Group set forth elsewhere in this Agreement including Section 2.1.
(vi)    Following the end of each fiscal quarter, the Company shall (within the deadlines for filing of the Company’s Form 10-Q or Form 10-K, as applicable) provide to Investor the following information: (A) the number of shares of Voting Stock or Convertible Securities that are outstanding as of the end of such fiscal quarter; (B) the number of New Securities issued during such fiscal quarter; (C) the grants and cancellations of Convertible Securities pursuant to each Company Equity Plan during such fiscal quarter; and (D) the total number of shares of Company Common Stock repurchased by the Company in such fiscal quarter.
(f)    Grace Periods Under This Agreement. Notwithstanding anything in this Agreement to the contrary, all shares of Voting Stock and Convertible Securities for which an Investor Maintenance Notice was required to be delivered pursuant to Section 3.1(b), Section 3.1(c) or

Section 3.1(d) and for which the Grace Period as to such shares of Voting Stock or Convertible Securities has not yet expired shall be deemed to have at all times been shares of Voting Stock or Convertible Securities owned by Investor for all purposes of this Agreement.
3.2    Investor’s Board Representation Rights.
(a)    Effective as of the Effective Date, the Company Board shall take all action necessary to increase the size of the Company Board to eleven (11) directors. Effective as of and after the Effective Date and for as long as the Company Board desires to separate the roles of Chief Executive Officer and Chairman of the Company Board, the composition of the Company Board shall be as set forth in Annex A. If the Company Board determines to combine the role of Chief Executive Officer and Chairman of the Company Board, then (i) the Disinterested Directors shall cause one (1) of the Disinterested Directors to resign from the Company Board, (ii) upon the effectiveness of such resignation, the Investor shall promptly cause one (1) of the Investor Directors to resign from the Company Board, (iii) the Company Board shall take all action necessary to decrease the size of the Company Board to nine (9) directors, and (iv) the composition of the Company Board shall be as set forth in Annex B.
(b)    In the event that the number of Investor Directors exceeds the number of designees that Investor is entitled to designate pursuant to Annex A or Annex B, as applicable (the “Excess Directors”), Investor shall as promptly as practicable cause such number of Excess Directors to resign from the Company Board and the Nominating and Governance Committee of the Company Board shall as promptly as practicable recommend to the Company Board a nominee that would qualify as a Disinterested Director to fill the vacancy that is caused by such resignation. The Company Board shall as promptly as practicable take all action (and Investor shall cause all Investor Directors to as promptly as practicable take all action) necessary to appoint the nominee identified by the Nominating and Governance Committee of the Company Board to serve on the Company Board.
(c)    In the event that any Investor Director shall cease to serve as a director for any reason (other than as required pursuant to Sections 3.2(a) or (b)), the vacancy resulting thereby shall be filled by a designee of Investor and the Company Board shall as promptly as practicable take all actions necessary to appoint such designee of Investor and, during any period in which such a vacancy remains open.
(d)    In the event that any Disinterested Director or the Chief Executive Officer of the Company shall cease to serve as a director for any reason (other than as required pursuant to Section 3.2(a)), the Nominating and Governance Committee of the Company Board shall nominate a replacement director that meets the qualifications of a Disinterested Director or is the Chief Executive Officer of the Company, as applicable, and the Company Board shall as promptly as practicable take all actions necessary to appoint such nominee and, during any period in which such a vacancy remains open.
(e)    Notwithstanding anything to the contrary contained herein, Investor shall not at any time while Investor is entitled to nominate directors under this Section 3.2 be entitled to, and Investor agrees not to cast votes for, Investor Directors in excess of the number of Investor Directors which Investor is entitled to designate pursuant to Annex A or Annex B, as applicable.
(f)    So long as Investor Directors serve as members of the Company Board, such Investor Directors shall be allocated across the three classes that comprise the Company Board staggered terms for reelection in as equal an allocation as is practicable. The Investor Directors that serve on the Company Board effective as of the Effective Date shall be allocated across the three classes that comprise the Company Board staggered terms for reelection.
(g)    The Company shall elect, to the extent available and required in order for the Company to fulfill its obligations under Section 3.2 and 3.3, to be treated as a “controlled company” in accordance with Rule 5615(c) of the Nasdaq or other similar rule of any applicable securities exchange on which the shares of Company Common Stock are then traded.
(h)    Until the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, each director nominee, other than an Investor Director designated by Investor and other than the Chief Executive Officer, shall meet the qualifications of a Disinterested Director and be selected by the Nominating and Governance Committee of the Company Board. The Company Board shall as promptly as practicable take all action necessary (and Investor shall cause all Investor Directors to promptly take all action and shall vote as a stockholder and shall cause any member of the Investor Group to vote as a stockholder if necessary) to appoint or elect any such nominee identified by the Nominating and Governance Committee of the Company Board to serve on the Company Board.
3.3    Board Committee Composition. Subject to the listing requirements of the principal securities exchange on which the Company Common Stock is listed, until the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than thirty percent (30%) of the Total Current Voting Power of the Company then in effect:
(a)    the Audit Committee of the Company Board shall solely comprise three (3) Disinterested Directors;
(b)    the Compensation Committee of the Company Board shall solely comprise two (2) Disinterested Directors and two (2) Investor Directors;
(c)    the Nominating and Governance Committee of the Company Board shall solely comprise two (2) Disinterested Directors and two (2) Investor Directors; and
(d)    any other standing or ad hoc committee of the Company Board shall solely comprise two (2) Disinterested Directors and two (2) Investor Directors;
provided that, an Investor Director shall not be included in the membership of any such committee the sole purpose of which is to consider any transaction for which there exists an actual conflict of interest between any member of the Investor Group, on the one hand, and the Company or its Affiliates, on the other hand, in the reasonable judgment of the Disinterested Directors.
3.4    Board and Committee Observers and Executive Sessions. Until the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect and to the extent Investor is not entitled to membership of an Investor Director on any standing or ad hoc committee of the Company Board now or hereafter existent pursuant to Section 3.3, the Company Board and each standing or ad hoc committee of the Company (other than any such committee, the sole purpose of which is to consider any transaction for which there exists an actual conflict of interest between any member of the Investor Group, on the one hand, and the Company or its Affiliates, on the other hand, in the reasonable judgment of the Disinterested Directors) will permit such number of representatives of Investor as determined by the Investor, not to exceed four (4) representatives, to attend all meetings of the Company Board or such committee in a non-voting, observer capacity (collectively, the “Board Observers”). In connection therewith, the Company shall simultaneously provide the Board Observers with copies of all notices, consents, minutes and other materials, financial or otherwise, that the Company provides to the Company Board or such committee. A majority of the Disinterested Directors serving on the Company Board or any standing or ad hoc committee of the Company Board shall be entitled to recuse any Board Observer from portions of any meeting of the Company Board or such committee and the secretary of any such meeting shall be entitled to redact portions of any materials delivered to the Board Observers, in each case, to the extent that a majority of such Disinterested Directors determine, in good faith that (a) such recusal is reasonably necessary to preserve attorney-client privilege with respect to any matter, or (b) there exists, with respect to any deliberation or Company Board materials, an actual conflict of interest between any member of the Investor Group, on the one hand, and the Company or its Affiliates, on the other hand, in the reasonable judgment of a majority of such Disinterested Directors. The Board Observers shall be bound by confidentiality obligations with respect to the Company and its business to the same extent as are the members of the Company Board, and Investor shall be required to enter into a reasonable and customary confidentiality agreement covering all persons who may from time to time serve as a Board Observer under this Section 3.4.
3.5    Investor Director Recusal. The parties hereby acknowledge and agree that each Investor Director, in the exercise of his or her fiduciary duties as a member of the Company Board shall, among other things, recuse himself or herself from any board discussions or deliberations when required by applicable Delaware corporate law.

ARTICLE IV

EVENTS REQUIRING SPECIFIC BOARD OR STOCKHOLDER APPROVAL
4.1    Events Requiring Disinterested Board Approval. At any time when the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) at least thirty percent (30%) of the Total Current Voting Power of the Company then in effect, no party hereto (including any Affiliate of such party) shall effect, without first having obtained Disinterested Board Approval with respect to such event:
(a)    any amendment to the Company’s bylaws or certificate of incorporation;
(b)    any transaction that, in the reasonable judgment of the Disinterested Directors, involves an actual conflict of interest between any member of the Investor Group, on the one hand, and the Company or its Affiliates, on the other hand;
(c)    the adoption of any “poison pill” share purchase rights plan;
(d)    except as otherwise provided in Section 2.1(a) hereof, commencing a tender offer or exchange offer by Investor or any member of the Investor Group to purchase or exchange for cash or other consideration any Voting Stock or Convertible Securities, or approving a merger of the Company or any Company Controlled Corporation with a member of the Investor Group;
(e)    any voluntary dissolution or liquidation of the Company or a Company Controlled Corporation;
(f)    any voluntary filing of a petition for bankruptcy or receivership by the Company or a Company Controlled Corporation, or the failure to oppose any other person’s petition for bankruptcy or any other person’s action to appoint a receiver of the Company or a Company Controlled Corporation;
(g)    any delegation of all or a portion of the authority of the Company Board to any committee of the Company Board;
(h)    any amendment, modification or waiver (including a termination other than in accordance with the various termination provisions contained herein) of any of the provisions of this Agreement;
(i)    any modification of (including a failure to maintain current levels of coverage in any successor policy), or action with respect to, director’s and officer’s insurance coverage; or
(j)    any reduction in the compensation of Disinterested Directors.
4.2    Events Requiring Investor Stockholder Approval. Until the first time that the Investor Group owns (taking into account the provisions of Section 3.1(f))  forty percent (40%) or less of the Total Current Voting Power of the Company then in effect (the “Investor Stockholder Approval Period”), neither the Company (including any Company Controlled Corporation) nor the Company Board shall effect, without first having obtained Investor Stockholder Approval with respect to such event:
(a)    any amendment to the Company’s bylaws;
(b)    any amendment to the Company’s certificate of incorporation;
(c)    any transaction pursuant to which the Company or any Company Controlled Corporation acquires or otherwise obtains the ownership or exclusive use of any business, property or assets of a Person or Persons that is not the Company or a Company Controlled Corporation (including by merger, amalgamation, consolidation, tender offer, asset or stock purchase), if as of the date of the consummation of such transaction the Asset Acquisition Value thereof exceeds ten percent (10%) of the market capitalization of the Company as determined on the basis of the Fair Market Value of the Company Common Stock immediately preceding such date of the consummation of such transaction;
(d)    any transaction pursuant to which a Person or Persons that is not the Company or a Company Controlled Corporation obtains ownership or exclusive use of any business, property or assets of the Company or a Company Controlled Corporation (including any sale, lease, license, transfer or other disposition), if as of the date of the consummation of such transaction the Asset Disposition Value thereof exceeds ten percent (10%) of the market capitalization of the Company determined on the basis of the Fair Market Value of the Company Common Stock immediately preceding the date of the consummation of such transaction;
(e)    the adoption of any “poison pill” share purchase rights plan that has the effect of excluding from the definition of “Acquiring Person” (or any similar term) therein any Person other than Investor, any Investor Group member, and any Family Transferee, beneficially owning (as defined in such rights plan) ten percent (10%) or more of the Total Current Voting Power of the Company then in effect;
(f)    the incurrence of additional Indebtedness in excess of the difference, if any, of 3.5 times the Company’s Consolidated EBITDA less the Company’s then Outstanding Gross Debt, provided that, no Investor Stockholder Approval shall be required hereunder in respect of the incurrence of any Excluded Debt Incurrence;
(g)    any voluntary dissolution or liquidation of the Company or a Company Controlled Corporation; provided, however, that Investor Stockholder Approval shall not be required where any such dissolution or liquidation of a Company Controlled Corporation results in the automatic succession of the Company or any Company Controlled Corporation to the dissolved or liquidated assets of such Company Controlled Corporation;
(h)    any voluntary filing of a petition for bankruptcy or receivership by the Company or a Company Controlled Corporation, or the failure to oppose any other person’s petition for bankruptcy or any other person’s action to appoint a receiver of the Company or a Company Controlled Corporation within the time periods established therefor under applicable law; or
(i)    any repurchase of Company Common Stock, other than any such repurchase in connection with a tax withholding obligation arising from the grant or exercise of an award under a Company Equity Plan.
4.3    Rights Plan. Until the first time as the Investor Group Beneficially Owns less than fifteen percent (15%) of the Total Current Voting Power of the Company then in effect, neither the Company (including any Company Controlled Corporation) nor the Company Board shall effect, without first having obtained Investor Stockholder Approval with respect to such event, the adoption of any “poison pill” share purchase rights plan that has the effect of (a) including within the definition of “Acquiring Person” (or any similar term) therein Investor, any member of the Investor Group, or any Family Transferee, unless such Persons shall have breached its obligations under Sections 2.1 and 2.3 of this Agreement, as applicable (in which case of breach, no Investor Stockholder Approval of any such action shall be required), or (b) adversely affecting the interests of Investor, any Investor Group member, or any Family Transferee as a holder of “rights” under such a “poison pill” share purchase rights plan, in each case different from other holders of such “rights.”
ARTICLE V

ADDITIONAL COVENANTS OF THE COMPANY AND INVESTOR
5.1    Financial and Other Information.
(a)    The Company shall continue to appoint an accounting firm of international reputation to perform independent audit services for the Company. The Company shall, at the Company’s expense, prepare its financial reports in accordance with GAAP. The Company shall provide routine reports to Investor as reasonably requested by it in formats it may reasonably specify. Investor shall also request the Company to prepare and provide within six days of the end of each fiscal quarter financial statements prepared in accordance with International Financial Reporting Standards as applied by Investor or its Affiliates, and any other documents reasonably required for consolidated accounting or to satisfy any mandatory disclosure requirement (collectively, the “Company Consolidation Package”). The contents and formats of those documents in the Company Consolidation Package shall be determined in each case through consultation between the Company and Investor. Investor shall also request the

Company to prepare and provide within five days of the end of each month financial statements and any other documents reasonably required for consolidated accounting or to satisfy any mandatory disclosure requirement, and the contents and formats of those documents shall be determined in each case through consultation between the Company and Investor. The Company shall no longer be required to deliver a Company Consolidation Package after such time as Investor or its Affiliates is no longer required pursuant to International Financial Reporting Standards to consolidate the financial results of the Company into its financial statements. Investor shall reimburse the Company for any reasonable out-of-pocket expenses incurred in connection with altering its information technology systems in order to comply with this Section 5.1(a). Except as set forth in the preceding sentence, the Company shall bear the expense of compliance with this Section 5.1(a).
(b)    Subject to any restrictions imposed under applicable laws, at all times during the Investor Stockholder Approval Period, the Company shall afford Investor and its designees reasonable access during normal business hours, upon 72 hours’ notice, to any assets, properties (including projects), contracts, books, records and personnel of the Company and its Subsidiaries as Investor may reasonably request in connection with its status as a stockholder of the Company; provided, however, that the Company may restrict or otherwise prohibit access to (i) any portion of any documents or information to the extent that (x) any applicable law requires the Company or any of its Subsidiaries to restrict or otherwise prohibit access to such portion of any documents or information, or (y) access to such portion of such documents or information would result in the waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such portion of documents or information, or (ii) any contracts, agreements or other documents of the Company or any of its Subsidiaries would violate or cause a material default under, or give a third party the right terminate or accelerate the rights under, such contract, agreement or other document. In the event that the Company does not provide access or information in reliance on the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Investor in a way that would not violate the applicable law, contract, agreement, document or obligation or to waive such a privilege. Any investigation conducted pursuant to the access contemplated by this Section 5.1(b) shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the Company’s properties shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include the right to perform invasive testing. Notwithstanding the foregoing, the Company shall provide to Investor and its designees such information as is required in order for Investor to determine the Company’s ongoing compliance with Section 4.2(c), Section 4.2(d) and Section 4.2(f). Investor shall execute and deliver a reasonable and customary confidentiality agreement in connection with the delivery of any confidential information by the Company or its Subsidiaries in connection with the granting of the access contemplated by this Section 5.1(b).
(c)    Until the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, the Company shall simultaneously provide the Investor with copies of all notices, consents, minutes and other materials, financial or otherwise, that the Company provides to the Company Board and each standing or ad hoc committee of the Company (other than any such committee, a purpose of which is to consider any transaction for which there exists an actual conflict of interest between any member of the Investor Group, on the one hand, and the Company or its Affiliates, on the other hand, in the reasonable judgment of the Disinterested Directors). The secretary of the Company Board or any such committee shall be entitled to redact portions of any materials delivered to the Investor to the extent that a majority of such Disinterested Directors determine, in good faith upon the advice of the Company’s outside counsel that there exists, with respect to any Company Board materials, an actual conflict of interest between any member of the Investor Group, on the one hand, and the Company or its Affiliates, on the other hand, in the reasonable judgment of a majority of such Disinterested Directors. Investor shall be bound by confidentiality obligations with respect to the Company and its business to the same extent as are the members of the Company Board.
(d)    The rights in this Section 5.1 shall not and are not intended to limit any rights which Investor Group may have with respect to the books and records of the Company, or to inspect its properties or discuss its affairs, finances, and accounts under the laws of the State of Delaware.

5.2    Compliance with Securities Laws. Any Transfers effected pursuant to this Agreement shall be made in compliance with applicable securities laws and shall, upon reasonable request of the Company in connection with a private placement, be made conditional upon delivery of an opinion of counsel reasonably acceptable to the Company.
5.3    Breach by Members of Investor Group. If any member of the Investor Group or any agent thereof takes an action that would constitute a breach of this Agreement by Investor if Investor had taken such action, Investor shall be deemed for purposes of this Agreement to have taken such action and to have so breached this Agreement. Investor hereby agrees to use its best efforts to prevent any member of the Investor Group from taking any action that would constitute a breach of this Agreement, and if any such action is taken to cause such breach and the consequence resulting therefrom to be cured as promptly as practicable.
5.4    Secondees. Each member of the Investor Group shall have the right to second one or more employees of such Investor Group member or any of their Affiliates to the Company or any Company Controlled Corporation, after consideration of such secondee’s personal experience, recognized expertise and potential synergistic contributions, and, if required, subject to the approval by a majority of the Disinterested Directors serving on the Company Board. Each such secondee will remain an employee of the applicable Investor Group member (or its Affiliate). The Company will be solely responsible for all compensation and benefits of such employee seconded to the Company or Company Controlled Corporation, as reasonably agreed and reflected in the agreement executed among such secondee and/or the Investor Group member employing such secondee and the Company as contemplated in the immediately following sentence, and, in each case, for all withholding, workers’ compensation and any other insurance and fringe benefits with respect to such secondees. No secondee may commence work until an appropriate agreement has been executed among such secondee and/or the Investor Group member employing such and the Company, which agreement is approved by a majority of the Disinterested Directors serving on the Company Board; provided that each such agreement shall address such matters not inconsistent with this Agreement as the Disinterested Directors shall require, provided, further, that substantially the same conditions shall be imposed on secondees of each member of the Investor Group.
ARTICLE VI

MISCELLANEOUS
6.1    Applicable Law; Jurisdiction; Etc.
(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
(b)    Each of the parties hereto irrevocably consents and submits itself and its properties and assets to the exclusive jurisdiction and venue in any state court within the State of Delaware (or, if a state court located within the State of Delaware declines to accept jurisdiction over a particular matter, any court of the United States located in the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which such Person might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.
(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
6.2    Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Subject to Section 2.3(a) in connection with a Family Transfer, which shall be permitted in accordance with Section 2.3(a), this Agreement may not be assigned by a party without the prior written consent of the other party except by operation of law, in which case the assignee shall be subject to all of the provisions of this Agreement.
6.3    Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with-regard to the subject hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, modified, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, including on behalf of the Company, without the Disinterested Board Approval.
6.4    Notices, Etc. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) if sent by email before 5:00 p.m. in the time zone of the receiving party, upon receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); (iv) if sent by email after 5:00 p.m. in the time zone of the receiving party, on the following Business Day provided that the sender has received an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); and (v) if otherwise actually personally delivered by hand, when delivered, in each case to the intended recipient, at the following addresses or facsimile numbers (or at such other address or telecopy numbers for a party as shall be specified by similar notice):
(a)    If to Investor, to:
Sol Holding, LLC
1345 Avenue of the Americas, 30th Floor
New York, NY 10105
Attn: Emmanuel Barrios, Christopher Gillies, Marine Delaitre
Attn: Julie Ashworth, Gregg Myers, and Nathaniel Anschuetz
Email: Emmanuel.barrios@totalenergies.com
christopher.gillies@totalenergies.com
marine.delaitre@totalenergies.com
Julie.Ashworth@global-infra.com
Gregg.Myers@global-infra.com
Nathaniel.Anschuetz@global-infra.com

With a copy (which shall not constitute notice) to:
White & Case LLP
555 South Flower Street, Suite 2700
Los Angeles, CA 90071-2433
Attn: Aaron Colodny
Attn: Laura Katherine Mann
Attn: Maia Gez
Email: acolodny@whitecase.com
Email: laurakatherine.mann@whitecase.com
Email: maia.gez@whitecase.com
(b)    If to the Company, to:
SunPower Corporation
880 Harbour Way South, Suite 600
Richmond, CA 94804
Email: Eileen.Evans@sunpower.com

Attn: Eileen Evans (Executive Vice President, Chief Legal Officer and
Corporate Secretary)

With a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Email: julian.seiguer@kirkland.com
bryan.flannery@kirkland.com
Attn: Julian J. Seiguer, P.C.
Bryan D. Flannery

6.5    Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to a party under this Agreement, shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.
6.6    Expenses. Except as otherwise specifically provided, the Company and Investor shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.
6.7    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed among the parties hereto that, in addition to any other remedy to which they are entitled at law or in equity, in the event of any breach or threatened breach by the Company, on the one hand, or Investor, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Investor, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, on the one hand, and Investor, on the other hand hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. The parties hereto further agree that (x) by seeking the remedies provided for in this Section 6.7, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages), and (y) nothing set forth in this Section 6.7 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 6.7, nor shall the commencement of any legal proceeding pursuant to this Section 6.7 or anything set forth in this Section 6.7 restrict or limit any party’s right to pursue any other remedies for damages resulting from a breach of this Agreement.
6.8    Further Assurances. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby. Neither the Company nor Investor shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them.
6.9    Counterparts. This Agreement may be executed in one or more counterparts (including by fax and pdf), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

6.10    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.
6.11    Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
6.12    Attorneys’ Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.
6.13    Certain Interpretations.
(a)    Unless otherwise indicated, all references herein to Articles or Sections shall be deemed to refer to Articles or Sections of this Agreement.
(b)    Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”
(c)    As used in this Agreement, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.”
(d)    As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires.
(e)    The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(f)    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(g)    No parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence.
6.14    Term and Termination. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (i) the Investor Group owning (or being deemed pursuant to Section 3.1(f) to own) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, taking into account the provisions of Section 3.1(f), or (ii) the Investor Group owning one hundred percent (100%) of the Total Current Voting Power of the Company then in effect.
[Execution page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
“COMPANY”
SUNPOWER CORPORATION
By     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Executive Vice President, Chief Financial Officer and Authorized Officer
“INVESTOR”
SOL HOLDING, LLC
By     /s/ Emmanual Barrois
Name: Emmanuel Barrois
Title: Manager

[Signature Page to Amended and Restated Affiliation Agreement]

Annex A
Board Composition when the CEO and Chairman Roles are Separate
(a)    The Company Board shall take all action necessary to increase the size of the Company Board to eleven (11) directors, and the size of the Company Board shall remain at eleven (11) directors at all times while the roles of the Chief Executive Officer and Chairman of the Company Board remain separate.
(b)    The Company Board shall consist of (i) the Chief Executive Officer of the Company, (ii) a Chairman of the Company Board, (iii) three (3) Disinterested Directors, (iv) subject to Section (c) of this Annex A, six (6) Investor Directors, and (v) such number of Disinterested Directors as to fill any vacancies on the Company Board resulting from a reduction in the number of Investor Directors pursuant to Section (c) of this Annex A, in each case taking into account the provisions of Section 3.1(f).
(c)    Until the Investor Group owns (taking into account Section 3.1(f)) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, the Company shall include in the slate of nominees recommended by the Company Board to stockholders for election to the Company Board at any special or annual meeting of stockholders of the Company, commencing with the first meeting of stockholders following the Effective Date, and shall use its reasonable best efforts in all other respects, as reasonably requested by Investor, to cause the election of that number of persons designated by Investor to the Company Board as follows:
(i)    until the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than fifty percent (50%) of the Total Current Voting Power of the Company then in effect, Investor shall be entitled to designate six (6) nominees to serve on the Company Board;
(ii)    upon the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than fifty percent (50%) but not less than forty percent (40%) of the Total Current Voting Power of the Company then in effect, Investor shall be entitled to designate five (5) nominees to serve on the Company Board;
(iii)    upon the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than forty percent (40%) but not less than thirty percent (30%) of the Total Current Voting Power of the Company then in effect, Investor shall be entitled to designate four (4) nominees to serve on the Company Board;
(iv)    upon the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than thirty percent (30%) but not less than twenty percent (20%) of the Total Current Voting Power of the Company then in effect, Investor shall be entitled to designate three (3) nominees to serve on the Company Board; and
(v)    upon the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than twenty percent (20%) but not less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, Investor shall be entitled to designate two (2) nominees to serve on the Company Board.

[Annex A to Amended and Restated Affiliation Agreement]

Annex B
Board Composition when the CEO and Chairman Roles are Not Separate
(a)    The Company Board shall take all action necessary to reduce the size of the Company Board to nine (9) directors, and the size of the Company Board shall remain at nine (9) directors at all times while the Chief Executive Officer serves as the Chairman of the Company Board.
(b)    The Company Board shall consist of (i) the Chief Executive Officer of the Company, who shall serve as Chairman of the Company Board, (ii) three (3) Disinterested Directors, (iii) subject to Section (c) of this Annex B, five (5) Investor Directors, and (iv) such number of Disinterested Directors as to fill any vacancies on the Company Board resulting from a reduction in the number of Investor Directors pursuant to Section (c) of this Annex B, in each case taking into account the provisions of Section 3.1(f).
(c)    Until the Investor Group owns (taking into account Section 3.1(f)) less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, the Company shall include in the slate of nominees recommended by the Company Board to stockholders for election to the Company Board at any special or annual meeting of stockholders of the Company, commencing with the first meeting of stockholders following the Effective Date, and shall use its reasonable best efforts in all other respects, as reasonably requested by Investor, to cause the election of that number of persons designated by Investor to the Company Board as follows:
(i)    until the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than fifty percent (50%) of the Total Current Voting Power of the Company then in effect, Investor shall be entitled to designate five (5) nominees to serve on the Company Board;
(ii)    upon the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than fifty percent (50%) but not less than forty percent (40%) of the Total Current Voting Power of the Company then in effect, Investor shall be entitled to designate four (4) nominees to serve on the Company Board;
(iii)    upon the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than forty percent (40%) but not less than thirty percent (30%) of the Total Current Voting Power of the Company then in effect, Investor shall be entitled to designate three (3) nominees to serve on the Company Board;
(iv)    upon the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than thirty percent (30%) but not less than twenty percent (20%) of the Total Current Voting Power of the Company then in effect, Investor shall be entitled to designate two (2) nominees to serve on the Company Board; and
(v)    upon the first time that the Investor Group owns (or is deemed pursuant to Section 3.1(f) to own) less than twenty percent (20%) but not less than ten percent (10%) of the Total Current Voting Power of the Company then in effect, Investor shall be entitled to designate one (1) nominee to serve on the Company Board.
[Annex B to Amended and Restated Affiliation Agreement]